UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 14, 2016

Voltari Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	333-186564	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 W. 26th Street Suite 415 New York, New York		10001
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 388-5500
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 14, 2016, Voltari Corporation (the "Company") received written notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that for the preceding 30 consecutive business days, the Company has failed to comply with NASDAQ Listing Rule 5550(b)(2), which requires the company to maintain a minimum Market Value of Listed Securities ("MVLS") of $35 million for continued listing on the Nasdaq Capital Market. The notice also stated that the Company did not meet the alternative requirements under Nasdaq Listing Rules 5550(b)(1) or 5550(b)(3). The notice has no immediate effect on the listing or trading of the Company’s common stock and the common stock will continue to trade on The NASDAQ Capital Market under the symbol “VLTC.”
NASDAQ stated in its letter that in accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company will be provided 180 calendar days, or until December 12, 2016, to regain compliance with the minimum MVLS requirement. The Company will regain compliance if, during the 180 calendar day period the MVLS of the Company’s common stock closes at or above $35 million for a minimum of ten consecutive business days.
If the Company does not regain compliance prior to December 12, 2016, the Company's common stock may be subject to delisting. At that time, the Company may appeal any delisting determination.
The Company is considering available options regarding this listing deficiency and has not made any determination at this time. There can be no assurance that the Company will be successful in any option it may pursue.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

Date: June 20, 2016	By:	/s/ KENNETH GOLDMANN
Kenneth Goldmann
Chief Administrative & Accounting Officer

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